Exhibit 99.2

Baker Hughes, a GE company Announces Pricing of
Maximum Tender Offers by Baker Hughes, a GE company, LLC
LONDON & HOUSTON (December 18, 2017) — Baker Hughes, a GE company (NYSE: BHGE) (“BHGE”) announced today the pricing of the previously announced cash tender offers (the “Maximum Tender Offers”) by its subsidiary, Baker Hughes, a GE company, LLC (“BHGE LLC”) to purchase up to $175 million (the “Aggregate Maximum Purchase Price”) in aggregate purchase price of the outstanding (i) 8.550% Debentures due 2024 (the “2024 Notes”) and (ii) 6.875% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Securities”).  The terms and conditions of the Maximum Tender Offers are described in the Offer to Purchase, dated December 4, 2017 (the “Offer to Purchase”).
The aggregate principal amount of each series of Securities validly tendered and not validly withdrawn in the Maximum Tender Offers prior to or at 5:00 p.m., New York City time, on December 15, 2017 (the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Maximum Tender Offers, is set forth in the column entitled “Aggregate Principal Amount Tendered” in the table below.  The applicable total consideration to be paid for each $1,000 principal amount of Securities of each series validly tendered and not validly withdrawn prior to or at the Early Tender Date and accepted for purchase by BHGE LLC is set forth in the column entitled “Total Consideration” in the table below (such consideration, the “Total Consideration”).
Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Maximum Tender Offers	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread	Repurchase Yield	Early Tender Payment(3)	Total Consideration (per $1,000 principal amount of Securities)	Aggregate Principal Amount Tendered(4)

8.550% Debentures due 2024(1)	957674 AD6	$112,944,000	1	2.250% UST due 11/15/2027	2.367%	40 bps	2.77%	$50.00	$1,341.34	$6,117,000

6.875% Notes due 2029(2)	057224 AK3	$305,788,000	2	2.250% UST due 11/15/2027	2.367%	80 bps	3.17%	$50.00	$1,344.00	$62,386,000

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(1) The 2024 Notes were issued by Western Atlas Inc., a subsidiary of BHGE LLC, as ultimate successor to BJ Services Company.  On July 3, 2017, BHGE LLC, Baker Hughes Co-Obligor, Inc. (“Co-Obligor”), Baker Hughes Oilfield Operations, LLC and Baker Hughes International Branches, LLC became co-obligors of the 2024 Notes.

(2) The 2029 Notes were issued by Baker Hughes Incorporated (“BHI”).  On July 3, 2017, BHGE LLC, as successor to BHI, and the Co-Obligor became co-obligors of the 2029 Notes.  The interest payment payable on January 15, 2018 with respect to the 2029 Notes will be paid to record holders of the 2029 Notes as of January 1, 2018 and will thus not be included in the calculation of Accrued Interest payable on the 2029 Notes purchased in the Maximum Tender Offers at the Final Settlement Date (as defined below), if any.
(3) Per $1,000 principal amount.
(4) As of the Early Tender Date.

The applicable Total Consideration for each series of Securities was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Security (the “Fixed Spread”) specified in the table above plus the applicable yield to maturity (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security specified in the table above and was calculated at 11:00 a.m., New York City time, today, December 18, 2017, by the dealer managers (identified below).  The Total Consideration for each series of Securities includes an early tender payment of $50 per $1,000 principal amount of Securities (the “Early Tender Payment”) validly tendered and not validly withdrawn prior to or at the Early Tender Date and accepted for purchase.  In addition to the Total Consideration, payment for the Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase (“Accrued Interest”).
BHGE LLC currently expects to accept for purchase the aggregate principal amount of each series of the Securities set forth in the column titled, “Aggregate Principal Amount Tendered,” in the table above for an aggregate purchase price of approximately $92.05 million.  The aggregate purchase price for the Securities includes the applicable Total Consideration listed in the above table and excludes Accrued Interest and excludes fees and expenses related to the Maximum Tender Offers. The settlement date for the Securities validly tendered and not validly withdrawn prior to or at the Early Tender Date and accepted for payment is expected to be December 19, 2017, the second business day after the Early Tender Date.

In accordance with the terms of the Maximum Tender Offers, the withdrawal deadline was 5:00 p.m., New York City time, on December 15, 2017.  As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by BHGE LLC).

The Maximum Tender Offers will expire at 12:00 midnight, New York City time, on January 2, 2018 (one minute after 11:59 p.m., New York City time, on January 2, 2018), unless extended or earlier terminated by BHGE LLC (the “Expiration Date”).  BGHE LLC will purchase any remaining Securities that have been validly tendered and not validly withdrawn after the Early Tender Date and prior to or at the Expiration Date, subject to the Aggregate Maximum Purchase Price, the application of the Acceptance Priority Levels and proration.  Holders of any Securities that are validly tendered after the Early Tender Date but prior to or at the Expiration Date and that are accepted for purchase will receive the applicable Total Consideration minus the Early Tender Payment (the “Tender Offer Consideration”).  The final settlement date for the Maximum Tender Offers is expected to occur promptly following the Expiration Date and is expected to be on January 4, 2018, the second business day after the Expiration Date (the “Final Settlement Date”).  No tenders of Securities submitted after the Expiration Date will be valid.  In addition to the Tender Offer Consideration, payment for the Securities purchased on the Final Settlement Date will include Accrued Interest.

BHGE LLC is funding the purchase of Securities accepted for purchase pursuant to the Maximum Tender Offers with part of the proceeds from the issuance of BHGE LLC’s 2.773% senior notes due 2022, 3.337% senior notes due 2027 and 4.080% senior notes due 2047, which was completed on December 11, 2017.

BHGE LLC has retained Morgan Stanley & Co. LLC and Barclays Capital Inc. to serve as dealer managers for the Tender Offers. D.F. King & Co., Inc. has been retained to serve as the information agent and the depositary for the Maximum Tender Offers.
Questions regarding the Maximum Tender Offers may be directed to: Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 or Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581.  The Offer to Purchase may be accessed at the following link: http://www.dfking.com/bhge or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (866) 796-7179 (bankers and brokers can call collect at 212-269-5550) or by e-mail at bhge@dfking.com.
This news release shall not be construed as an offer to purchase or sell or a solicitation of an offer to purchase or sell any of the Securities or any other securities.  BHGE LLC, subject to applicable law, may amend, extend or terminate the Maximum Tender Offers and may postpone the acceptance for purchase of, and payment for, the Securities so tendered.  The Maximum Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of BHGE, BHGE LLC, the dealer managers, the information agent or the depositary makes any recommendations as to whether holders of the Securities should tender their Securities pursuant to the Maximum Tender Offers.
Forward-Looking Statements
This news release may contain forward-looking statements (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in BHGE’s Registration Statement on Form S-4 (File No. 333-216991), filed by BHGE with the Securities and Exchange Commission (“SEC”) and declared effective on May 30, 2017; BHGE’s subsequent quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2017 and September 30, 2017; BHGE LLC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017; and those set forth from time to time in other filings with the SEC by BHGE and BHGE LLC. The documents are available through BHGE’s website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

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About Baker Hughes, a GE company
Baker Hughes, a GE company (NYSE: BHGE) is a fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup - inventing smarter ways to bring energy to the world.
Investor Contact:
Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Media Contacts:
Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com
Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com